GOOSEHEAD INSURANCE, INC. RELEASES PRELIMINARY THIRD QUARTER 2026 RESULTS

WESTLAKE, TEXAS – November 9, 2026 - Goosehead Insurance, Inc. (“Goosehead” or the “Company”) (NASDAQ: GSHD), a rapidly growing independent personal lines insurance agency, today announced preliminary results for the third quarter ended September 30, 2026, and reaffirmed its full year 2026 guidance. The Company also announced that it will be delaying its full earnings release and restating certain prior period financial statements to correct departures from GAAP related to those periods. See the “Restatement of Financial Results” section below for additional information.

“We delivered strong third quarter results, with total revenue up approximately 17%, and core revenue1 up 13%," said Mark Miller, Chief Executive Officer. "Years of investment in our agents, service organization and proprietary technology have created a platform that pairs personal guidance with digital convenience and broad product choice. These capabilities are strengthening client relationships, expanding the ways we reach and serve clients, and positioning Goosehead to capture the substantial growth opportunity ahead.”

Preliminary Third Quarter 2026 Results*
•Total Revenues grew approximately 17% in the third quarter of 2026 over the prior year period, at the mid-point of the range, based on preliminary estimates of the impact of the restatement*
•Third quarter Core Revenue1 of $94.7 million increased 13% over the prior-year period
•Total written premiums placed for the third quarter increased 11% over the prior-year period to $1.31 billion
•Policies in force grew 14% from the prior-year period to approximately 2.1 million
•Corporate agent headcount of 568 increased 9% compared to the prior-year period
•Total franchise producers of 2,272 increased 7% from the prior-year period

For the third quarter of 2026, total revenues are estimated to be between $108.8 million and $110.8 million, an increase of approximately 17% at the mid-point of the range, compared to an estimated $92.9 million to $94.9 million in the corresponding period in 2025, based on preliminary estimates of the impact of the restatement. Core Revenue, a non-GAAP measure which excludes contingent commissions, initial franchise fees, interest income, franchise operating fees, and other franchise revenues, was $94.7 million, a 13% increase from $83.9 million in the prior-year period. Core Revenue is the most reliable revenue stream for the Company, consisting of New Business Commissions, Agency Fees, New Business Royalty Fees, Renewal Commissions, and Renewal Royalty Fees. Core Revenue growth was driven by continued improvement in Client Retention and strong new business generation, driven by growth in total producers and improved franchise productivity. The Company grew total written premiums, which we consider to be the leading indicator of future revenue growth, by 11% in the third quarter compared to the corresponding period in the prior year. As of September 30, 2026, the Company had cash and cash equivalents of $32.8 million. We have a line of credit of $75.0 million, of which $26.0 million was drawn as of September 30, 2026. Total outstanding notes payable was $322.3 million as of September 30, 2026. As of September 30, 2026, $144.6 million remained available under the share repurchase authorization.

*See “Preliminary Nature of Results”
1Core Revenue is a non-GAAP measure. Reconciliation of Core Revenue to total revenues, the most directly comparable financial measure presented in accordance with GAAP, is set forth in the reconciliation table accompanying this release.

Preliminary revenue for the three and nine months ended September 30, 2026 and 2025 (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenues:
Core Revenue:
Renewal Commissions(1)	$19,887	$19,671	$59,083	$59,742
Renewal Royalty Fees(2)	53,420	45,687	149,522	128,312
New Business Commissions(1)	9,127	7,526	26,192	20,840
New Business Royalty Fees(2)	9,371	8,275	26,653	23,024
Agency Fees(1)	2,864	2,715	8,332	7,861
Total Core Revenue	94,669	83,874	269,782	239,779
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,220	1,380	4,189	3,969
Franchise Operating Fees(2)(3)	2,500-4,500	2,500-4,500	8,000-13,000	8,000-13,000
Interest Income	80	162	292	530
Total Cost Recovery Revenue	3,800-5,800	4,042-6,042	12,481-17,481	12,499-17,499
Ancillary Revenue:
Contingent Commissions(1)	9,993	4,542	36,404	13,510
Other Franchise Revenues(2)	356	477	2,117	2,258
Total Ancillary Revenue	10,349	5,019	38,521	15,768
Total Revenues	108,818 - 110,818	92,935 - 94,935	320,784 - 325,784	268,046 - 273,046
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees"
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, Franchise Operating Fees, and Other Franchise Revenues are included in "Franchise revenues"
(3) Franchise Operating Fees includes ongoing technology-related fees and E&O insurance program fees paid by franchisees

Full Year 2026 Outlook

We are reaffirming guidance for the full year 2026 as follows:
•Total revenues are expected to grow organically between 12% and 19% considering the expected range of impact of the restatement as noted below
•Total written premiums are expected to grow between 12% and 20%.

Restatement of Financial Results

In response to a comment letter received from the SEC as part of its standard review of our annual filings, management determined that its historical accounting for certain costs to obtain customer contracts did not conform to GAAP. As reported in Item 4.02 of Company’s Current Report on Form 8-K filed on November 9, 2026, the Company concluded that the following previously issued financial statements should no longer be relied upon and should be restated (the "Restatement"): (i) the audited consolidated financial statements for the fiscal years ended December 31, 2025, 2024 and 2023 (the “Annual Periods”), included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on February 19, 2026; and (ii) the unaudited condensed consolidated financial statements as of and for the quarterly and year-to-date periods ended September 30, June 30 and March 31 of each of 2025, 2024 and 2023, and June 30 and March 31, 2026, included in the Company’s Quarterly Reports on Form 10-Q for those periods (the “Interim Periods” and, together with the Annual Periods, the “Non-Reliance Periods”). Concurrently with this evaluation, management initiated a comprehensive review of our broader accounting policies. Through this process, management identified an additional departure from GAAP in the presentation of certain fees charged to franchisees, consisting of technology-related fees and fees for participation in the Company's errors and omissions ("E&O") insurance program.

During the Non-Reliance Periods, certain qualifying commissions paid to obtain customer contracts were expensed within employee compensation and benefits rather than capitalized and amortized over the period of expected benefit. While our historical accounting reflects the underlying economic realities of the business by expensing these costs as incurred, we have determined it does not conform to the FASB’s standards and must be restated. The Company preliminarily expects employee compensation and benefits to decrease and income from operations to increase by approximately 0.5% to 5.5% of employee compensation and benefits for each of the full year ended December 31, 2025 and the interim periods ended June 30, 2026 and March 31, 2026, with related effects on tax expense and other assets.

During the Non-Reliance Periods, certain fees charged to franchisees, consisting of technology-related fees and fees for participation in the Company's E&O insurance program, were recorded as a reduction of general and administrative expenses rather than recognized as franchise revenues in accordance with Accounting Standards Codification Topic 606, Revenue from

Contracts with Customers (“ASC 606”). Correcting this departure from GAAP results in a reclassification that increases both franchise revenues and general and administrative expenses by equal amounts in the same periods. This correction affects only the presentation of these amounts, not the timing of their recognition, and had no effect on operating income, net income or cash flows for the Non-Reliance Periods. We preliminarily expect both total revenue and general and administrative expenses to increase by equivalent amounts in the ranges of approximately $11 million to $16 million for the year ended December 31, 2025 and approximately $5.5 million to $8.5 million for the six months ended June 30, 2026.

The Company intends to file an amendment to its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 (the “Form 10-K/A”) to restate the financial statements for the Annual Periods, including the comparative financial information for 2024 and 2023, and for the quarterly and year-to-date periods ended September 30, June 30 and March 31 of 2025 and 2024. It also intends to file amendments to its Quarterly Reports on Form 10-Q for the quarterly periods ended June 30, 2026 and March 31, 2026 to restate the affected interim financial statements. The Company intends to file these amendments as soon as practicable.

Conference Call Information
Goosehead will host a conference call and webcast today at 4:30 PM ET to discuss these select preliminary results for the quarter. To access the call by phone, participants should go to this link (registration link), and you will be provided with the dial in details. In addition, a live webcast of the conference call will also be available on Goosehead’s investor relations website at http://ir.gooseheadinsurance.com. A webcast replay of the call will be available at http://ir.gooseheadinsurance.com for one year following the call.

About Goosehead
Goosehead (NASDAQ: GSHD) is a rapidly growing and innovative independent personal lines insurance agency that distributes its products and services through corporate and franchise locations throughout the United States. Goosehead was founded on the premise that the consumer should be at the center of our universe and that everything we do should be directed at providing extraordinary value by offering broad product choice and a world-class service experience. Goosehead represents over 200 insurance companies that underwrite personal and commercial lines. For more information, please visit goosehead.com or goosehead.com/become-a-franchisee.

Preliminary Nature of Results
The financial results for the three and nine months ended September 30, 2026 and 2025 included in this release are preliminary, have not been reviewed or audited by the Company’s independent registered public accounting firm, are based on the Company’s estimates, and were prepared prior to the completion of the Company’s financial statement close process or the Restatement. Accordingly, our actual results and the impact of the Restatement may differ from the preliminary financial information presented herein, and any such differences could be material. The preliminary financial information is subject to, among other things, the completion of the Restatement and the Company’s financial statement close and review procedures for the three and nine months ended September 30, 2026 and 2025, and should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP.

Forward-Looking Statements
This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Goosehead’s expectations or beliefs concerning future events. Forward-looking statements are statements other than historical facts and may include statements that address future operating, financial or business performance, including the scope, timing and expected impact of the Restatement on historical results or on our outlook, the filings of any periodic reports or amendments thereto, Goosehead’s strategies or expectations, future earnings reports or updates, and the timing of any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “may”, “might”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, “outlook” or “continue”, or the negative of these terms or other comparable terminology. Forward-looking statements are based on management’s current expectations and beliefs and involve significant risks, uncertainties, and other important factors that could cause actual results, developments and business decisions to differ materially from those contemplated by these statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the completion of the Company’s financial statement close process and the review of its results; the discovery of additional information relevant to the Restatement; the time required to complete the Restatement and related filings; the Company’s expectations regarding materiality or significance and the Restatement’s quantitative effects; any delay in the filing of required periodic reports and the consequences thereof; potential litigation, regulatory inquiries or proceedings; conditions impacting insurance carriers or other parties with which Goosehead does business, the loss of one or more key executives or an inability to attract and retain qualified personnel and the failure to attract and retain highly qualified franchisees. These risks and uncertainties also include, but are not limited to, those described under the captions “Item 1A. Risk Factors” in Goosehead’s Annual Report on Form 10-K for the year ended December 31, 2025 and in Goosehead’s other filings with the SEC, which are available free of charge on the SEC's website at: www.sec.gov. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated. All forward-looking statements and all subsequent written and oral forward-looking statements attributable to Goosehead or to persons acting on behalf of Goosehead are expressly qualified in their entirety by reference to these risks and uncertainties. You should not place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and Goosehead does not undertake any obligation to update them in light of new information, future developments or otherwise, except as may be required under applicable law.

Contacts

Maddie Middleton
Goosehead Insurance - Senior Director of Investor Relations
Email: madeline.middleton@goosehead.com; IR@goosehead.com

Goosehead Insurance, Inc.
Reconciliation of Non-GAAP Measures to GAAP
This release includes certain financial performance measures that are not required by, nor presented in accordance with, generally accepted accounting principles in the United States (“GAAP”). The Company refers to these measures as “non-GAAP financial measures.” The Company uses these non-GAAP financial measures when planning, monitoring and evaluating its performance and considers these non-GAAP financial measures to be useful metrics for management and investors to facilitate operating performance comparisons from period to period by excluding potential differences caused by variations in capital structures, tax position, depreciation, amortization and certain other items that the Company believes are not representative of its core business. The Company uses these non-GAAP financial measures for business planning purposes and in measuring its performance relative to that of its competitors.
These non-GAAP financial measures are defined by the Company as follows:
•"Core Revenue" is a supplemental measure of our performance and includes Renewal Commissions, Renewal Royalty Fees, New Business Commissions, New Business Royalty Fees, and Agency Fees. We believe that Core Revenue is an appropriate measure of operating performance because it summarizes all of our revenues from sales of individual insurance policies.
•"Cost Recovery Revenue" is a supplemental measure of our performance and includes Initial Franchise Fees, Franchise Operating Fees and Interest Income. We believe that Cost Recovery Revenue is an appropriate measure of operating performance because it summarizes revenues that are viewed by management as cost recovery mechanisms.
•"Ancillary Revenue" is a supplemental measure of our performance and includes Contingent Commissions and Other Franchise Revenues. We believe that Ancillary Revenue is an appropriate measure of operating performance because it summarizes revenues that are ancillary to our core business.
While the Company believes that these non-GAAP financial measures are useful in evaluating its business, this information should be considered as supplemental in nature and is not meant as a substitute for revenues, net income, or earnings per share, in each case as recognized in accordance with GAAP. In addition, other companies, including companies in the Company’s industry, may calculate such measures differently, which reduces their usefulness as comparative measures.
The following tables show a reconciliation from total revenues to Core Revenue, Cost Recovery Revenue, and Ancillary Revenue (non-GAAP basis) for the three and nine months ended September 30, 2026 and 2025 (in thousands), based on preliminary estimates of the impact of the restatement*:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Total Revenues	108,818 - 110,818	92,935 - 94,935	320,784 - 325,784	268,046 - 273,046

Core Revenue:
Renewal Commissions(1)	$19,887	$19,671	$59,083	$59,742
Renewal Royalty Fees(2)	53,420	45,687	149,522	128,312
New Business Commissions(1)	9,127	7,526	26,192	20,840
New Business Royalty Fees(2)	9,371	8,275	26,653	23,024
Agency Fees(1)	2,864	2,715	8,332	7,861
Total Core Revenue	94,669	83,874	269,782	239,779
Cost Recovery Revenue:
Initial Franchise Fees(2)	1,220	1,380	4,189	3,969
Franchise Operating Fees(2)(3)	2,500-4,500	2,500-4,500	8,000-13,000	8,000-13,000
Interest Income	80	162	292	530
Total Cost Recovery Revenue	3,800-5,800	4,042-6,042	12,481-17,481	12,499-17,499
Ancillary Revenue:
Contingent Commissions(1)	9,993	4,542	36,404	13,510
Other Franchise Revenues(2)	356	477	2,117	2,258
Total Ancillary Revenue	10,349	5,019	38,521	15,768
Total Revenues	108,818 - 110,818	92,935 - 94,935	320,784 - 325,784	268,046 - 273,046
(1) Renewal Commissions, New Business Commissions, Agency Fees, and Contingent Commissions are included in "Commissions and agency fees"
(2) Renewal Royalty Fees, New Business Royalty Fees, Initial Franchise Fees, Franchise Operating Fees and Other Franchise Revenues are included in "Franchise revenues"
(3) Franchise Operating Fees includes ongoing technology-related fees and E&O insurance program fees paid by franchisees
*See “Preliminary Nature of Results”

Goosehead Insurance, Inc.
Key Performance Indicators

	September 30, 2026	December 31, 2025	September 30, 2025
Corporate sales agents < 1 year tenured	320	261	286
Corporate sales agents > 1 year tenured	248	228	237
Operating franchises < 1 year tenured	60	87	101
Operating franchises > 1 year tenured	810	922	967
Franchise Producers < 1 Year	740	545	574
Franchise Producers > 1 Year	1,532	1,568	1,550
Total Franchise Producers	2,272	2,113	2,124
QTD Corporate Agent Productivity < 1 Year (1)	$12,686	$13,728	$13,565
QTD Corporate Agent Productivity > 1 Year (1)	$27,116	$22,735	$26,201
QTD Franchise Productivity < 1 Year (2)	$29,874	$16,101	$18,312
QTD Franchise Productivity > 1 Year (2)	$48,942	$34,413	$36,755
Policies in Force (in thousands)	2,122	1,900	1,853
Client Retention	86%	85%	85%
Premium Retention	87%	90%	93%
QTD Corporate Written Premium (in thousands)	$212,534	$193,848	$206,135
QTD Franchise Written Premium (in thousands)	$1,094,774	$896,282	$975,690
QTD Total Written Premium (in thousands)	$1,307,308	$1,090,130	$1,181,825
Customer Satisfaction Score (CSAT) (3)	4.1	—	—
(1) - Corporate Productivity is New Business Production per Agent (Corporate): The New Business Revenue collected related to corporate sales, divided by the average number of full-time corporate sales agents for the same period. This calculation excludes interns, part-time sales agents and partial full-time equivalent sales managers.
(2) - Franchise Productivity is New Business Production per Agency: The gross commissions paid by Carriers and Agency Fees received related to policies in their first term sold by franchise sales agents, prior to paying Royalty Fees to the Company, divided by the average number of franchises for the same period.
(3) CSAT: Customer Satisfaction Score; the average of all client responses to a single survey question asking clients to rate their most recent interaction with us on a scale of 1 to 5, where 5 is most satisfied and 1 is least satisfied. The current period reflects all responses from October 1, 2025 through the end of the current period. It is presented on a trailing twelve-month basis beginning with the period ended September 30, 2026.